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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement of The Galaxy Fund on Form N-14 (the "Registration Statement") of our reports dated December 15, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Reports of the Galaxy U.S. Treasury Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Money Market Fund, Galaxy Institutional Money Market Fund, Galaxy Tax-Exempt Money Market Fund, Galaxy Intermediate Government Income Fund, Galaxy High Quality Bond Fund, Galaxy New Jersey Municipal Bond Fund, Galaxy Asset Allocation Fund, Galaxy Equity Income Fund, Galaxy Growth Fund II and Galaxy International Equity Fund (twelve of the thirty-seven portfolios constituting The Galaxy Fund, hereinafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the references to us under the headings "Financial Statements" and "Other Service Providers for the Pillar Funds and Galaxy Funds" in such Combined Proxy Statement/Prospectus and in paragraph 9(g) of the Agreement and Plan of Reorganization.


                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 3, 2001